Exhibit 10.1

Fidelity Diversifying Solutions LLC

245 Summer Street

Boston, Massachusetts 02210

May 22, 2023

Fidelity Private Credit Fund

245 Summer Street

Boston, Massachusetts 02210

Dear Sir or Madam:

Reference is made to the Expense Support and Conditional Reimbursement Agreement dated September 23, 2022, as amended on March 13, 2023, and as may be further amended, restated and/or supplemented from time to time (the “Expense Reimbursement Agreement”), between Fidelity Private Credit Fund (the “Fund”), a Delaware statutory trust that is organized as a non-diversified closed-end management investment company and regulated as a business development company under the Investment Company Act of 1940, as amended (“1940 Act”), and Fidelity Diversifying Solutions LLC, a Delaware limited liability company (“FDS”). Effective from Fund inception until such time as revoked by FDS, FDS hereby agrees to waive its right to receive any Reimbursement Payment under the Expense Reimbursement Agreement for any Excess Operating Funds incurred in any month prior to such revocation. Any such amounts shall not be considered unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Reimbursement Agreement. This waiver may be revoked by FDS without payment of any penalty, upon thirty days’ prior written notice to the Fund. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Expense Reimbursement Agreement.

Sincerely,

Fidelity Diversifying Solutions LLC

By:	/s/ Christopher J. Rimmer
Name:	Christopher J. Rimmer
Title:	Treasurer